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                                                                     EXHIBIT 4.3

                            WASHINGTON MUTUAL, INC.,

                  MELLON INVESTOR SERVICES LLC, AS DEPOSITARY,

                   MELLON INVESTOR SERVICES LLC, AS REGISTRAR,

                                       AND

                        THE HOLDERS FROM TIME TO TIME OF
                  THE RECEIPTS EVIDENCING THE DEPOSITARY SHARES
                                DESCRIBED HEREIN

                                   ----------

                                DEPOSIT AGREEMENT

                                   ----------

                         Dated as of September 18, 2006

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                                DEPOSIT AGREEMENT

                         dated as of September 18, 2006
                                      among

                            WASHINGTON MUTUAL, INC.,
                            a Washington corporation,

                          MELLON INVESTOR SERVICES LLC,
             a New Jersey limited liability company , as Depositary,

                          MELLON INVESTOR SERVICES LLC,
              a New Jersey limited liability company, as Registrar,

                      AND THE HOLDERS FROM TIME TO TIME OF
                  THE RECEIPTS EVIDENCING THE DEPOSITARY SHARES
                                DESCRIBED HEREIN

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series K Perpetual Non-cumulative Floating Rate Preferred Stock, liquidation preference $1,000,000.00 per share, of the Company (the "Series K Preferred Stock") with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts by the Depositary evidencing Depositary Shares in respect of the Series K Preferred Stock so deposited; and

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the issuance hereunder of Receipts by the Depositary evidencing newly issued depositary shares each representing a 1/40,000th interest in one share of the Series K Preferred Stock so deposited (each a "Depositary Share").

     NOW, THEREFORE, in consideration of the promises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement (including the recitals hereto) and the Receipts:

     "Company" shall mean Washington Mutual, Inc., a Washington corporation, and its successors.

     "Company's Articles of Incorporation" shall mean the amended and restated articles of incorporation, as amended, of the Company.

     "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

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     "Depositary" shall mean Mellon Investor Services LLC, a New Jersey limited liability company, and any successor Depositary and Registrar hereunder.

     "Depositary Shares" has the meaning specified in the recitals of this Deposit Agreement.

     "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05 of this Deposit Agreement.

     "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary business shall be administered.

     "NASD" shall have the meaning assigned to it in Section 2.06 of this Deposit Agreement.

     "NYSE" shall have the meaning assigned to it in Section 2.01 of this Deposit Agreement.

     "Receipt" shall mean one of the depositary receipts issued hereunder by the Depositary, each representing any number of whole Depositary Shares.

     "record holder" with respect to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books of the Depositary or any register of any Registrar maintained for such purpose at a given time.

     "Redemption Date" shall have the meaning assigned to it in Section 2.03 of this Deposit Agreement.

     "Registrar" shall mean (i) Mellon Investor Services LLC, as appointed by the Company and the Depositary hereunder, or (ii) in the case that Mellon Investor Services LLC is no longer the appointed Registrar hereunder, any bank or trust company that shall be appointed by the Depositary (with the approval of the Company) to register ownership and transfers of Receipts as herein provided and which may include the Depositary.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series K Amendments" shall mean the articles of amendment to the Company's Articles of Incorporation filed with the Secretary of State of the State of Washington establishing the Series K Preferred Stock.

     "Series K Preferred Stock" has the meaning specified in the recitals of this Deposit Agreement.

                                   ARTICLE II
 FORM OF RECEIPTS; DEPOSIT OF SERIES K PREFERRED STOCK; EXECUTION AND DELIVERY,
                 TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

     SECTION 2.01 Form and Transfer of Receipts. The registered owners of Depositary Shares shall be entitled to receive Receipts in physical, certificated form as herein provided.

     Definitive Receipts shall be substantially in the form annexed hereto as Exhibit A, with appropriate insertions, modifications and omissions, as hereinafter provided. The Depositary,

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upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver Receipts.

     Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been (i) executed manually by a duly authorized officer of the Depositary or (ii) executed by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of a Registrar for the Receipts (other than the Depositary, if any). The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. The manual or facsimile signatures on the Receipts of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Receipts or did not hold such offices on the date of delivery of such Receipts.

     Receipts shall be in denominations of any number of whole Depositary
Shares.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or as required to comply with any applicable rules and regulations of any securities exchange, including, without limitation, the New York Stock Exchange ("NYSE"), upon which the Series K Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     Subject to any limitations set forth in a Receipt or in this Deposit Agreement, title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Series K Preferred Stock or to any notice provided for in this Deposit Agreement and for all other purposes.

     The Depositary shall not lend any shares of Series K Preferred Stock deposited hereunder.

     SECTION 2.02 Deposit of Series K Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Series K Preferred Stock with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the shares of Series K Preferred Stock to be deposited. Such certificate or certificates representing the shares of Series K Preferred Stock shall be (i) properly endorsed or, if required by the Depositary, accompanied by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the

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Depositary in accordance with the provisions of this Deposit Agreement, and (ii)
accompanied by a written order of the Company directing the Depositary to execute and deliver to the person or persons named in such order a Receipt or Receipts evidencing in the aggregate, the number of Depositary Shares representing interests in such deposited shares of Series K Preferred Stock.

     All shares of Series K Preferred Stock deposited by the Company with the Depositary shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

     Upon receipt by the Depositary of a certificate or certificates representing shares of Series K Preferred Stock deposited with the Depositary by the Company in accordance with the provisions of this Section 2.02, together with the other documents required as above specified, and upon recordation of the shares of Series K Preferred Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to the person or persons named in the written order delivered to the Depositary, a Receipt or Receipts, evidencing in the aggregate the number of Depositary Shares representing interests in the shares of Series K Preferred Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons named in the written order. The Depositary shall execute and deliver such Receipts at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

     Other than in the case of splits, combinations or other reclassifications affecting the Series K Preferred Stock, or in the case of dividends or other distributions in the form of shares of Series K Preferred Stock, if any, there shall be deposited with the Depositary hereunder not more than 500 shares of Series K Preferred Stock.

     SECTION 2.03 Redemption of Series K Preferred Stock. Whenever the Company shall elect to redeem shares of Series K Preferred Stock in accordance with the provisions of the Series K Amendments, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid, not less than 40 nor more than 60 days prior to the date fixed for the redemption of the shares of such Series K Preferred Stock in accordance with the provisions of the Series K Amendments. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price required pursuant to the Series K Amendments, and sufficient to redeem the shares of Series K Preferred Stock to be redeemed, the Depositary shall redeem the Depositary Shares representing interests in such deposited shares of Series K Preferred Stock. The Depositary shall mail notice of such redemption, and the simultaneous redemption of the number of Depositary Shares representing interests in such deposited shares of Series K Preferred Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such shares of Series K Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed on the record date fixed pursuant to Section
4.04 hereof, at the addresses of such holders as they appear on the records of the Depositary; provided, however, that neither failure to mail any such notice to one or more such holders nor any defect in any notice or in the mailing thereof to one or more such holders shall affect the validity of the proceedings for redemption of any Depositary Shares as to other holders. Each such notice of redemption shall be prepared by the Company and delivered to the Depositary for subsequent

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delivery and shall state: (i) the Redemption Date; (ii) the number of Depositary
Shares representing interests in such deposited shares of Series K Preferred Stock to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed and the method by which the applicable Depositary Shares will be chosen for redemption; (iii) the redemption price (including any authorized, declared, but unpaid dividends on the Redemption Date); (iv) the place or places where Receipts evidencing the applicable Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the shares of such Series K Preferred Stock to be redeemed, which are represented by the applicable Depositary Shares to be redeemed, will cease to accrue at the close of business on the day prior to such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Company.

     Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Series K Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Series K Preferred Stock so called for redemption shall cease to accrue, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one forty-thousandth (l/40,000th) of the redemption price per share paid in respect of the shares of the related Series K Preferred Stock plus authorized, declared, but unpaid dividends on the Redemption Date and, if applicable, any money or other property to which the holders of Receipts evidencing such Depositary Shares are entitled hereunder.

     If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the payment of the redemption price, a new Receipt evidencing the number of Depositary Shares as were evidenced by such prior Receipt and not called for redemption; provided, however, that such replacement Receipt shall be issued only in denominations of whole Depositary Shares and cash will be payable in respect of fractional interests.

     SECTION 2.04 Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Registrar, on behalf of the Depositary, shall register on its books transfers of Receipts from time to time upon notice to the Registrar by the Depositary of the surrender of a Receipt for transfer by the holder in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer. Upon surrender of a properly endorsed Receipt or Receipt accompanied by an instrument of transfer, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the transferee named in the endorsement or instrument of transfer.

     SECTION 2.05 Split-Ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.

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          (a) Upon surrender of a Receipt or Receipts at the Depositary's Office
     or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purpose of recording such split-up or consolidation.

          (b) Unless the related Depositary Shares have previously been called for redemption, any holder of a Receipt or Receipts representing any number of whole shares of Series K Preferred Stock (or such holder's duly authorized attorney) may withdraw the number of whole shares of Series K Preferred Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. If such holder's Depositary Shares are being held by the Depositary Trust Company or its nominee, such holder shall request, withdrawal from the book-entry system of the number of Depositary Shares specified in the preceding sentence. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Series K Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Series K Preferred Stock will not thereafter be entitled to deposit such Series K Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series K Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series K Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Sections
     3.01 and 3.02) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Series K Preferred Stock and the money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

          (c) Shares of Series K Preferred Stock delivered pursuant to the preceding paragraph may be endorsed with or have incorporated in the text thereof such legend or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series K Preferred Stock may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Series K Preferred Stock are subject.

          (d) If the Shares of Series K Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Shares of Series K Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing

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     the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Series K Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          (e) Delivery of Shares of Series K Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder

     SECTION 2.06 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature and/or (iii) compliance with the rules and regulations of any governmental body, any stock exchange or any applicable self regulatory body, including without limitation, the NYSE or the National Association of Securities Dealers, Inc. (the "NASD") or such other regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

     The delivery of Receipts against the shares of Series K Preferred Stock deposited with the Depositary may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government, governmental body or commission, stock exchange or the NASD or under any provision of this Deposit Agreement.

     SECTION 2.07 Lost Receipts, Etc. If any mutilated Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like type, form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, then, in the absence of notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, the Depositary shall execute and deliver a Receipt to the holder thereof of like type, form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary and the Company of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof, (ii) the holder's furnishing the Depositary with a bond of indemnity satisfactory to such Depositary and the Company and (iii) payment of all applicable fees. Holders may obtain such a bond of indemnity from a surety company of the holder's choice, provided the surety company satisfies the Depositary's minimum requirements.

     SECTION 2.08 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary.

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Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

                                  ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

     SECTION 3.01 Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guaranties of signature, to execute such certificates and to make such customary representations and warranties consistent with the terms of the Series K Preferred Stock as the Depositary or the Company may deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

     SECTION 3.02 Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.07, or provide evidence satisfactory to the Depositary that such charges and expenses have been paid. Registration of transfer of any Receipt and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the shares of Series K Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03 Warranty as to Series K Preferred Stock. The Company hereby represents and warrants to the Depositary that the Series K Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of shares of Series K Preferred Stock and the issuance of Receipts.

     SECTION 3.04 Warranty as to this Agreement. The Depositary hereby represents and warrants that this Agreement, when issued and upon the issuance of the Receipts, will be the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general equity principles. Such representation and warranty shall survive the deposit of shares of Series K Preferred Stock and the issuance of the Receipts.

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                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

     SECTION 4.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Series K Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of the applicable Receipts on the record date fixed pursuant to
Section 4.04 the pro rata portion, as nearly as practicable, of such dividend or distribution applicable to the number of the applicable Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribution in respect of the Series K Preferred Stock on account of taxes, the distribution in respect of the applicable Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

     SECTION 4.02 Distributions Other Than Cash. Whenever the Depositary shall receive any property (including securities) for distribution in a form other than cash with respect to the Series K Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of the applicable Receipts on the record date fixed pursuant to Section 4.04 the pro rata portion, as nearly as practicable, of such property (including securities) received by it applicable to the number of the applicable Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Company shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of the applicable Receipts in accordance with the provisions of Section 4.01 for a distribution received in cash. The Depositary shall have the right, prior to making any distribution of such securities, to require the Company to provide an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be so registered.

     SECTION 4.03 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names the shares of Series K Preferred Stock are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the

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Depositary to the record holders of the related Receipts, pro rata in proportion to the number of the shares of Series K Preferred Stock represented by each such Receipt, in such manner as the Company may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of the related Receipts by the issue of warrants or otherwise, or
(ii) if instructed by holders of the related Receipts (and to the extent so instructed by such holders) who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, cause the Depositary to sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the record holders of the related Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall have the right, prior to making any distribution of such rights, preferences or privileges, to require the Company to provide an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be so registered and provide a separate fee schedule for such services.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of the applicable Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will promptly notify the Depositary of such requirement and will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any security unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to holders are exempt from registration under the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that it will promptly notify the Depositary of such requirements and that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04 Notice of Dividends, Etc.; Fixing of Record Date for Holders of Receipts. (i) Whenever any cash dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, (ii) if rights, preferences or privileges shall at any time be offered with respect to the Series K Preferred Stock, (iii) whenever the Depositary shall receive notice of (a) any meeting at which holders of shares of the Series K Preferred Stock are entitled to vote or of which holders of shares of such Series K Preferred Stock are entitled to notice, or (b) any election on the part of the Company to redeem any shares of the Series K Preferred Stock, or
(iv) whenever the Company shall decide it is appropriate, the Depositary shall, in each such instance, fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series K Preferred Stock) for the determination of the holders of the related Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who should be entitled to receive notice of such meeting or for any other appropriate reasons.

     SECTION 4.05 Voting Rights. Upon receipt of notice of any meeting at which the holders of shares of the Series K Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of the related Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, authorize the Depositary to exercise the voting rights pertaining to the number of shares of the Series K Preferred Stock represented by their related Depositary Shares (including express authority to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such authorization may be given. Upon the written request of the holders of Receipts on such record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted, in accordance with the instructions set forth in such requests referred to above, the votes relating to the applicable shares of Series K Preferred Stock (or portion thereof) represented by the related Depositary Shares evidenced by all related Receipts as to which such authorization has been received. The Company hereby agrees to take all such reasonable actions which may be deemed necessary by the Depositary to enable the Depositary to vote such shares of Series K Preferred Stock or cause such shares of Series K Preferred Stock to be voted. In the absence of authorization from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to the Series K Preferred Stock unless directed to the contrary by the record holders of all the related Receipts) to the extent of the shares of Series K Preferred Stock (or portion thereof) represented by the applicable Depositary Shares evidenced by such Receipt.

     SECTION 4.06 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, Etc. Upon any change in liquidation preference or stated value, split-up, combination or any other reclassification of the Series K Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets, the Depositary shall upon the instructions of, the Company, and in such manner as to retain as nearly as possible the percentage ownership interest in the Series K Preferred Stock of holders of the related Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Series K Preferred Stock represented by one related Depositary Share and (b) the ratio of the redemption price per the related Depositary Share to the redemption price of a share of the Series K Preferred Stock, in each case as it may deem necessary to reflect the effects of such change in liquidation preference or stated value, split-up, combination or other reclassification of Series K Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale, and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the shares of Series K Preferred Stock as new deposited securities so received in exchange for or upon conversion of or in respect of the shares of Series K Preferred Stock. In any such case the Depositary shall, upon receipt of written request of the Company, execute and deliver additional Receipts, or may call for surrender of all outstanding applicable Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

     Anything to the contrary herein or in any Receipt notwithstanding, record holders of Receipts shall have the right from and after the effective date or any such change in liquidation preference or stated value, split-up, combination or other reclassification of the Series K Preferred Stock or any such recapitalization, reorganization, merger, amalgamation, consolidation or sale, to the extent that holders of shares of Series K Preferred Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Series K Preferred Stock into or for other stock, securities, property or cash, to surrender the related Receipts to the Depositary with instructions to convert, exchange or surrender the shares of Series K Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the shares of Series K Preferred Stock represented by such Receipts has been converted or for which such shares of Series K Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

     SECTION 4.07 Inspection of Reports. The Depositary shall make available for inspection by record holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of shares of Series K Preferred Stock.

     SECTION 4.08 List of Receipt Holders. Promptly, upon request by the Company, the Depositary shall furnish to it a list, as of a specified date, of the names and addresses of all record holders, and the number of shares of Series K Preferred Stock represented by the Receipts held by such holders.

                                    ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

     SECTION 5.01 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

     The Company and the Depositary hereby appoint Mellon Investor Services LLC, as Registrar under this Deposit Agreement for registration of such Receipts or Depositary Shares in accordance with the requirements of the NYSE, or any other applicable stock exchange in which the Receipts or the Depositary Shares may be listed. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the shares of Series K Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such shares of Series K Preferred Stock as may be required by law or applicable stock exchange regulation. Mellon Investor Services LLC hereby agrees to act as the registrar, dividend disbursing agent and redemption agent for the Series K Preferred Stock.

     The Registrar shall maintain books at the Depositary's Office (or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice) for the registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of the applicable Receipts; provided, that the exercise of such right shall be governed by the provisions of Article 6, Section 624 of the New York Business Corporation Law, as amended, or any successor provision thereto, anything herein to the contrary notwithstanding; provided, further, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

     The Depositary may cause the Registrar to close the books with respect to any class of Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Series K Preferred Stock or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self regulatory body, including, without limitation, the NYSE or the NASD, or deemed expedient by it in connection with the performance of its duties hereunder.

     SECTION 5.02 Prevention or Delay by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Articles of Incorporation, as amended (including the Series K Amendments), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise.

     SECTION 5.03 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Company shall not assume any obligation or be subject to any liability under this Deposit Agreement to holders of Receipts, other than for its gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary's Agent nor any Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person or entity alleged to be liable has knowledge of the possibility of such damages. Any liability of the Depositary and any Registrar under this Deposit Agreement will be limited to the amount of annual fees paid by the Company to the Depositary or any Registrar.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series K Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to such party against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information from any person presenting shares of Series K Preferred Stock for deposit or any holder of a Receipt. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the party or parties specified in this Deposit Agreement.

     The Depositary will not be deemed to have any knowledge of any item for which it is entitled to receive notification under any Section of this Deposit Agreement unless and until it has received such notification.

     The Depositary shall not be responsible for any failure to carry out any authorization to vote any of the shares of Series K Preferred Stock or for the manner or effect of any such vote made, as long as such action or inaction does not result from gross negligence or willful misconduct of the Depositary. The Depositary undertakes and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or any Depositary's Agent due to its or their gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary, any Depositary's Agent, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Receipts subject to the provisions of applicable law. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates. In the event the Depositary, the Depositary's Agent or any Registrar believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary's Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary's Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary's Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary's Agent or Registrar.

     Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary's Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by anyone of the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Depositary; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary's Agent or Registrar and the Depositary, the Depositary's Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary's Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     The Depositary, the Depositary's Agent or Registrar will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Series K Preferred Stock or Depositary Shares.

     It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Series K Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     The Depositary and any Registrar hereunder:

          (i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

          (ii) shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

          (iii) shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary's judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

          (iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

          (v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary's actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;

          (vi) may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;

          (vii) shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;

          (viii) shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and

          (ix) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

     SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 (or an affiliate of such entity). If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Deposit Agreement, and thereupon such successor

Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in all shares of Series K Preferred Stock deposited with such predecessor and any monies or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

     SECTION 5.05 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, the rules of the NYSE, or any other national securities exchange, upon which the shares of Series K Preferred Stock, the Depositary Shares or the Receipts are listed or by the Company's Articles of Incorporation, as amended (including the Series K Amendments), to be furnished by the Company to holders of shares of Series K Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.

     SECTION 5.06 Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts
(a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or shares of Series K Preferred Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

     SECTION 5.07 Charges and Expenses. The Company shall pay all charges of the Depositary in connection with the initial deposit of shares of Series K Preferred Stock and the initial issuance of the Depositary Shares, and any redemption of shares of Series K Preferred Stock. All other transfer and other taxes and governmental charges shall be at the expense of holders of Receipts. The Depositary may refuse to effect any transfer of a Receipt or any withdrawal of shares of Series K Preferred Stock evidenced thereby until all such taxes and charges with respect to such Receipt or shares of Series K Preferred Stock are paid by the holder thereof. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses, provided, however, the Depositary need not incur such charges and expenses if repayment of such amounts is not reasonably assured to it.

     All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present any statement for charges and expenses to the Company promptly, unless the Company shall agree otherwise.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     SECTION 6.01 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the record holders of Receipts representing at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     SECTION 6.02 Termination. This Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03, or (ii) there shall have been made a final distribution in respect of the Series K Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the record holders of Receipts pursuant to Section 4.01 or 4.02, as applicable.

     Whenever the Deposit Agreement is eligible to be terminated pursuant to
(ii) above, the Depositary will mail notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in that notice for termination of the Deposit Agreement. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of such Depositary Shares, will suspend the distribution of dividends to the owners thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary will continue (i) to collect dividends on the outstanding shares of the Series K Preferred Stock and any other distributions with respect thereto and (ii) to deliver or cause to be delivered shares of such Series K Preferred Stock, together with such dividends and distributions, or principal and interest, and the net proceeds of any sales of rights, preferences, privileges or other property (other than real property) in exchange for the Depositary Shares surrendered. At any time after the expiration of three years from the date of termination, the Depositary may (but shall not be obligated to do so) sell the shares of Series K Preferred Stock then held by it at a public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of such sale, without liability for interest, for the pro rata benefit of the owners of the related Depositary Shares, which have not theretofore been surrendered.

Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to the shares of Series K Preferred Stock represented by the Depositary Shares or dividends thereon, and unclaimed at the end of three years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the holders of Receipts evidencing such Depositary Shares shall look only to the general funds of the Company for payment thereof.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and the Depositary's Agent and any Registrar under Sections 5.03, 5.06 and 5.07.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 7.02 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or modified thereby.

     SECTION 7.04 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telecopy or telex confirmed by letter, addressed to the Company at Washington Mutual, Inc.,
Attention: Corporate Secretary, 1301 Second Avenue, Seattle, Washington 98101, telephone: prior to October 9, 2006, 1-206-490-1836 and on or after October 9, 2006, 1-206-500-4354, telecopy: prior to October 9, 2006, 1-206-377-6244 and on or after October 9, 2006, 1-206-377-2840, or at any other address and to the attention of any other person of which the Company shall have notified the Depositary in writing.

     Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, at Mellon Investor Services LLC, Attention: Client Management, 480 Washington Blvd., Jersey City, NJ 07310, telephone: 1-302-651-1000, te1ecopy 1-302-636-4140, with a copy to Mellon Investor Services LLC, Attention: Legal Department, 480 Washington Blvd., Jersey City, NJ 07310, telephone: 1-201-680-2198, telecopy:
1-201-680-4610, or at any other address and any other person of which the Depositary shall have notified the Company in writing.

     Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or by telegram, telecopy or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telecopy message shall not subsequently be confirmed by letter or as aforesaid.

     SECTION 7.05 Depositary's Agents. The Depositary may from time to time appoint any Depositary's Agent to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will promptly notify the Company of any such action.

     SECTION 7.06 Holders of Receipts are Parties. By acceptance of delivery of the Receipts, any holder from time to time of such Receipt shall be deemed to have agreed to become a party to this Deposit Agreement and to be bound by all of the terms and conditions hereof and of the Receipts to the same extent as though such person executed this Deposit Agreement.

     SECTION 7.07 Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.08 Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

     SECTION 7.09 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                        WASHINGTON MUTUAL, INC.

                                        By: /s/ Robert J. Williams
                                           -----------------------------------
                                            Authorized Officer

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                        Mellon Investor Services LLC
                                        as Depositary

                                        By: /s/ Dennis Treibel
                                           -----------------------------------
                                            Authorized Officer

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                        Mellon Investor Services LLC
                                        as Registrar

                                        By: /s/ Dennis Treibel
                                           ------------------------------------
                                            Authorized Officer

                                                                       EXHIBIT A

                                                                       EXHIBIT A

                                 FORM OF RECEIPT

                                                  CERTIFICATE FOR

                                                 ______________________________
                                                  DEPOSITARY SHARES

TRANSFERABLE                                      CUSIP________________________
DEPOSITARY RECEIPT
                                                  SEE REVERSE FOR CERTAIN
                                                  DEFINITIONS

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
            EACH DEPOSITARY SHARE REPRESENTING A ONE FORTY-THOUSANDTH (1/40,000TH) INTEREST IN ONE SHARE OF SERIES K PERPETUAL NON-CUMULATIVE
                         FLOATING RATE PREFERRED STOCK

                             WASHINGTON MUTUAL, INC.
                            A Washington corporation

     MELLON INVESTOR SERVICES LLC, as Depositary (the "Depositary"), hereby certifies that_______________________________________________________________
_______________________________________________________________________________
is the registered owner of DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a one forty-thousandth (1/40,000th) interest in one share of Series K Perpetual Non-cumulative Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000.00, of Washington Mutual, Inc., a Washington corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 18, 2006 (the "Deposit Agreement"), among the Corporation, the Depositary, the Registrar and the holders from time to time of depositary Receipts evidencing the Depositary Shares. Capitalized terms not otherwise defined herein shall have the meanings provided in the Deposit Agreement. By accepting this depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the depositary Receipts by a duly authorized officer thereof.

Dated:

                          MELLON INVESTOR SERVICES LLC
                            Depositary and Registrar

By:_________________________________
   Authorized Officer

                             WASHINGTON MUTUAL, INC.

WASHINGTON MUTUAL, INC. WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OR SUMMARY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE PORTIONS OF THE ARTICLES OF INCORPORATION ESTABLISHING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO SHARES OF EACH CLASS AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES) WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, INCLUDING THE SERIES K PERPETUAL NON-CUMULATIVE FLOATING RATE PREFERRED STOCK. ANY SUCH REQUEST SHOULD BE ADDRESSED TO WASHINGTON MUTUAL, INC., 1301 SECOND AVENUE, SEATTLE, WASHINGTON 98101, TELEPHONE: PRIOR TO OCTOBER 9, 2006, 1-206-490-1836 AND ON OR AFTER OCTOBER 9, 2006, 1-206-500-4354, TELECOPY: PRIOR TO OCTOBER 9, 2006, 1-206-377-6244 AND ON OR AFTER OCTOBER 9, 2006, 1-206-377-2840, ATTENTION:
CORPORATE SECRETARY.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- __________________ Custodian ____________________
                          (Cust)                       (Minor)

                  under Uniform Gifts to Minors Act ___________
                                                     (State)

UNIF TRF MIN ACT -- ___________________ Custodian ____________________
                          (Cust)                       (Minor)

                 (until age ____ ) under Uniform Gifts to Minors Act

                                   __________
                                    (State)

                      Additional abbreviations may also be
                        used though not in the above list

     For value received, _______________________ hereby sell(s), assign(s) and transfer(s) unto

      _____________________________________________________________________
      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                    ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ________________________________________
Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: _____________________________

     NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.